Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Gregory J. Owens, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge Manugistics Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 29, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Manugistics Group, Inc.

Dated: May 13, 2004	By:	/s/ Gregory J. Owens

Gregory J. Owens
Chairman and Chief Executive Officer Principal Executive Officer

     This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Manugistics Group, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Manugistics Group, Inc. and will be retained by Manugistics Group, Inc. and furnished to the Securities and Exchange Commission or its Staff upon request.